Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-171840 & No. 333-249755) and Forms S-8 (No. 333-185881 & No. 333-230148) of ACNB Corporation and Subsidiaries of our report dated March 14, 2022, relating to the consolidated financial statements of ACNB Corporation and Subsidiaries, appearing in this Annual Report on Form 10-K of ACNB Corporation for the year ended December 31, 2022.

/s/ RSM US LLP

Philadelphia, PA
March 3, 2023